UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Valaris plc
(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	98-0635229 (I.R.S. Employer Identification no.)

110 Cannon Street London, England (Address of principal executive offices)	EC4N6EU (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.875% Senior Notes due 2022 4.75% Senior Notes due 2024 7.375% Senior Notes due 2025 5.4% Senior Notes due 2042 5.85% Senior Notes due 2044	New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange

If this form relates to the registration of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.    ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The classes of securities to be registered hereby are the 4.875% Senior Notes due 2022, the 4.75% Senior Notes due 2024, the 7.375% Senior Notes due 2025, the 5.4% Senior Notes due 2042 and the 5.85% Senior Notes due 2044 (collectively, the “notes”) of Valaris plc (the “Issuer”). A description of the notes is set forth in Exhibit 4.1 attached hereto and incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description

4.1	Description of the notes.
4.2	Indenture for Senior Debt Securities dated as of July 21, 2009, between the Issuer (successor to Rowan Companies, Inc.) and U.S. Bank National Association, as trustee (the “Trustee”), incorporated by reference to Exhibit 4.1 of Rowan Company plc’s (“Rowan”) Current Report on Form 8-K filed on July 21, 2009 (File No. 1-5491).
4.3	Fourth Supplemental Indenture, dated as of May 21, 2012, between the Issuer and the Trustee, incorporated by reference to Exhibit 4.2 to Rowan's Current Report on Form 8-K filed on May 21, 2012 (File No. 1-5491).
4.4	Form of 4.875% Senior Note due 2022, incorporated by reference to Exhibit 4.2 to Rowan's Current Report on Form 8-K filed on May 21, 2012 (File No. 1-5491).
4.5	Fifth Supplemental Indenture dated as of December 11, 2012, between the Issuer and the Trustee, incorporated by reference to Exhibit 4.3 to Rowan’s Current Report on Form 8-K filed on December 11, 2012 (File No. 1-5491).
4.6	Form of 5.4% Senior Note due 2042, incorporated by reference to Exhibit 4.3 to Rowan's Current Report on Form 8-K filed on December 11, 2012 (File No. 1-5491).
4.7	Sixth Supplemental Indenture dated as of January 15, 2014, between the Issuer and the Trustee, incorporated by reference to Exhibit 4.2 of Rowan’s Current Report on Form 8-K filed on January 15, 2014 (File No. 1-5491).
4.8	Form of 4.75% Senior Note due 2024, incorporated by reference to Exhibit 4.2 of Rowan's Current Report on Form 8-K filed on January 15, 2014 (File No. 1-5491).
4.9	Seventh Supplemental Indenture dated as of January 15, 2014, between the Issuer and the Trustee, incorporated by reference to Exhibit 4.3 of Rowan’s Current Report on Form 8-K filed on January 15, 2014 (File No. 1-5491).
4.10	Form of 5.85% Senior Note due 2044, incorporated by reference to Exhibit 4.3 of Rowan's Current Report on Form 8-K filed on January 15, 2014 (File No. 1-5491).
4.11	Eighth Supplemental Indenture dated as of December 19, 2016, between the Issuer and the Trustee, incorporated by reference to Exhibit 4.2 of Rowan's Current Report on Form 8-K filed on December 19, 2016 (File No. 1-5491).
4.12	Form of 7.375% Senior Note due 2025, incorporated by reference to Exhibit 4.2 of Rowan's Current Report on Form 8-K filed on December 19, 2016 (File No. 1-5491).
4.13	Ninth Supplemental Indenture, dated as of June 7, 2019, between the Issuer and the Trustee, incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on June 11, 2019 (File No. 1-8097).
4.14	Tenth Supplemental Indenture, dated as of February 3, 2020, between the Issuer and the Trustee, incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on February 3, 2020 (File No. 1-8097).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VALARIS PLC

Date: February 24, 2020	By:	/s/ Darin Gibbins
	Name:	Darin Gibbins
	Title:	Vice President and Treasurer